Exhibit 99.7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As previously disclosed, Prairie Operating Co. (the “Company”) entered into an asset purchase agreement, dated January 11, 2024 (the “NRO Agreement”), by and among the Company, Nickel Road Development LLC, Nickel Road Operating LLC (“NRO”), and Prairie Operating Co., LLC (“Prairie LLC”), to acquire certain assets of NRO for total consideration of $94.5 million (the “Purchase Price”), subject to certain closing price adjustments and other customary closing conditions (the “NRO Acquisition”). The Purchase Price consisted of $83.0 million in cash and $11.5 million in deferred cash payments. The Company deposited $9.0 million of the Purchase Price into an escrow account on January 11, 2024 (the “Deposit”).

On August 15, 2024, the Company and NRO agreed to amend certain terms of the NRO Agreement, (the “Amended NRO Agreement”). As a result, the total consideration was reduced to $84.5 million cash, subject to certain closing price adjustments and other customary closing conditions, and the deferred cash payments were removed (the “Amended Purchase Price”). Additionally on August 15, 2024, $6.0 million of the Deposit was released to NRO and $3.0 million was returned to the Company.

On October 1, 2024, the Company closed the NRO Acquisition and paid $49.6 million to the Sellers in cash.

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the following:

(i)	the issuance and private placement of common stock, par value $0.01 per share, of the Company (“Common Stock”) (the “Private Placement”);

(ii)	the issuance of a $15.0 million convertible promissory note (the “Senior Convertible Note”), with an interest rate of 8.00% and a maturity date of September 30, 2025;

(iii)	the issuance of a subordinated promissory note (the “Subordinated Note”) in a principal amount of $5,000,000, with a maturity of September 30, 2025 and an interest rate of 10.00%. Pursuant to the terms of the Subordinated Note, the Company issued to each Noteholder warrants (the “Warrants”) to purchase up to 1,141,552 shares of Common Stock, vesting in tranches based on the date of repayment of the Subordinated Note;

(iv)	the closing of the NRO Acquisition;

(v)	the sale of all of the Company’s cryptocurrency miners (the “Mining Equipment”) and the assignment of all of the Company’s rights and obligations under the Master Services Agreement, dated February 16, 2023, by and between Atlas Power Hosting, LLC and the Company, to a private purchaser pursuant to an asset purchase agreement, dated January 23, 2024 (the “Crypto Sale”); and

(vi)	the merger of Creek Road Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly owned subsidiary of the Company pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2023, by and among the Company, Merger Sub and Prairie LLC (the “Merger” and collectively, with the Private Placement, the Senior Convertible Note issuance, the Subordinated Note and Warrants issuance, the closing of the NRO Acquisition, and the Crypto Sale, the “Transactions”).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of historical financial information of the Company and Prairie LLC, adjusted to give effect to the Transactions and subsequent events thereto (the “Subsequent Events”) as described in Note 4– Subsequent Events below.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the historical balance sheet of the Company and the historical consolidated balance sheet of NRO as of June 30, 2024 on a pro forma basis as if the Transactions and the Subsequent Events, described in Note 4 – Subsequent Events below, had been consummated on June 30, 2024.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and the year ended December 31, 2023 combine the historical statements of operations of the Company, the historical statements of operations of Creek Road Miners, Inc., and the historical consolidated statements of operations of NRO, as applicable, on a pro forma as if the Transactions and Subsequent Events, described in Note 4 – Subsequent Events below, had been consummated on January 1, 2023.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with:

(a)	the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2024;

(b)	the Company’s unaudited historical condensed consolidated financial statements and related notes for the six months ended June 30, 2024 included in its Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed with the SEC on August 9, 2024;

(c)	the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on March 20, 2024;

(d)	NRO’s unaudited consolidated financial statements for the six months ended June 30, 2024, included in the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024;

(e)	NRO’s audited consolidated financial statements for the year ended December 31, 2023, included in the Company’s Amendment to its Current Report on Form 8-K/A, filed with the SEC on March 19, 2024; and

(f)	the exhibit entitled “Information About NRO” included in the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transactions or Subsequent Events, described in Note 4 – Subsequent Events below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information do not project the Company’s future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on the Company’s results of operations, and are subject to change as additional information becomes available and analyses are performed.

Description of the Merger and Related Transactions

On May 3, 2023 (the “Merger Closing Date”), the Company completed the Merger, and upon consummation thereof, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” (the “Merger Closing”). Prior to the consummation of the Merger, the Company effectuated certain restructuring transactions in the following order and issued an aggregate of 3,375,288 shares of Common Stock (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D preferred stock, par value $0.01 per share (“Series D Preferred Stock”):

(i)	the Company’s Series A preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), Series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), and Series C preferred stock, par value $0.0001 per share (“Series C Preferred Stock”), plus accrued dividends, were converted, in the aggregate, into shares of Common Stock;

(ii)	the Company’s 12% senior secured convertible debentures (the “Original Debentures”), plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) the 12% amended and restated senior secured convertible debentures (collectively, the “AR Debentures”) in the principal amount of $1,000,000 in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock;

(iii)	accrued fees payable to the certain members of the board of directors of the Company in the amount of $110,250 were converted into shares of Common Stock;

(iv)	accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital, LLC (“Bristol Capital”) were converted into shares of Common Stock; and

(v)	all amounts payable pursuant to certain convertible promissory notes were converted into shares of Common Stock.

At the effective time of the Merger, all membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 2,297,668 shares of Common Stock.

The Merger was accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger. See Note 1 - Basis of Pro Forma Presentation for further discussion. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Merger Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments do not consider borrowings, financings and other transactions that may have occurred subsequent to December 31, 2023 other than the Subsequent Events described in Note 4 – Subsequent Events below and reflected in the pro forma financial information, nor do they reflect anticipated financings or other transactions that may occur in the future, other than the Series F Preferred Stock and the issuance of convertible debt.

NRO Acquisition

On January 11, 2024, the Company entered into the NRO Agreement to acquire the assets of NRO for the Purchase Price, subject to certain closing price adjustments and other customary closing conditions. The Purchase Price consisted of $83.0 million in cash and $11.5 million in deferred cash payments. The Company deposited $9.0 million of the Purchase Price into an escrow account.

The NRO Acquisition will be accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805 - Accounting for Business Combinations (“ASC 805”). The estimated fair value of the consideration to be paid by the Company and the allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on the Company’s books as of the date of October 1, 2024, (the “Acquisition Closing Date”) of the NRO Acquisition. Additionally, costs directly related to the NRO Acquisition are capitalized as a component of the Purchase Price.

Sale of Cryptocurrency Mining Equipment

On January 23, 2024, the Company completed the Crypto Sale, for consideration consisting of (i) $1.0 million in cash and (ii) $1.0 million (plus accrued interest) in deferred cash payments to be made out of a portion of the future net revenues associated with the Mining Equipment. See “Description of the Crypto Sale.”

Subsequent Events

NRO Asset Purchase Agreement Amendment

On August 15, 2024, the Company and NRO entered into the Amended NRO Agreement. As a result, the purchase price was amended to $84.5 million cash, subject to certain closing price adjustments and other customary closing conditions, and the deferred cash payments were removed. Additionally on August 15, 2024, $6.0 million of the Deposit was released to NRO and $3.0 million was returned to the Company.

Warrant Exercise and Preferred Stock Conversion

On August 15, 2024, the Company received $24.0 million from the exercise of all of its outstanding Series E preferred stock with a par value of $0.01 and a stated value of $1,000 per share, which are convertible into shares of common stock at a price of $5.00 per share (“Series E Preferred Stock”) B warrants, resulting in the issuance of 4,000,000 shares of its Common Stock. In addition and in connection with this warrant exercise, 20,000 shares of Series E Preferred Stock were converted into 4,000,000 shares of Common Stock and 2,000 shares of Series D preferred stock with a par value of $0.01 and a stated value of $1,000 per share, which are convertible into shares of common stock at a price of $5.00 per share (“Series D Preferred Stock”) were converted into 400,000 shares of Common Stock.

Financing Activity

As part of the Transactions described herein, and as discussed in Note 7 - Financing, the Company also completed several financing transactions to fund the NRO Acquisition

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2024

	Prairie Operating Co. (Historical)	Nickel Road (Historical)	Nickel Road Transaction Accounting Adjustments		Subsequent Event Adjustments		Financing		Combined Pro Forma
			(See Note 6)		(See Notes 4 and 6)		(See Notes 6 and 7)
Assets
Current assets:
Cash and cash equivalents	$2,226,478	$792,717	$(49,616,448	)(a)	$24,000,000	(i)	$13,800,000	(k)	$12,060,030
			(792,717	)(h)	3,000,000	(j)	13,750,000	(l)
							4,900,000	(m)
Note receivable	503,500	—	—		—		—		503,500
Joint interest receivable	—	470,287	(470,287	)(h)	—		—		—
Accrued oil and gas sales	—	4,800,319	(4,800,319	)(h)	—		—		909,742
			909,742	(a)
Prepaid expenses and other current assets	249,145	510,644	(510,644	)(h)	—		—		249,145
Deferred financing costs	1,625,233	—	—		—		(1,625,233	)(k)	—
Total current assets	4,604,356	6,573,967	(55,280,673)		27,000,000		30,824,767		13,722,417

Long-term assets:
Property and equipment
Oil and natural gas properties, successful efforts method of accounting	33,370,317	—	64,819,114	(a)	—		—		98,189,431
Proved properties	—	138,942,119	(138,942,119	)(a)	—		—		—
Unproved properties	—	1,932,242	(1,932,242	)(a)	—		—		—
Accumulated depletion	—	(48,070,257)	48,070,257	(a)	—		—		—
Total property and equipment, net	33,370,317	92,804,104	(27,984,990)		—		—		98,189,431
Deposits on oil and natural gas property purchases	9,382,314	—	(6,000,000	)(a)	(3,000,000	)(j)	—		382,314
Operating lease assets	356,450	230,910	(230,910	)(h)	—		—		356,450
Note receivable – non-current	310,493	—	—		—		—		310,493
Deferred transaction costs	209,013	—	(209,013	)(a)	—		—		—
Total assets	$48,232,943	$99,608,981	$(89,705,586)		$24,000,000		$30,824,767		$112,961,105

Liabilities, Members’ Capital and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$12,338,555	$—	$8,626,600	(a)	$—		$—		$20,965,155
Accounts payable	—	776,716	(776,716	)(h)	—		—		—
Accrued liabilities	—	9,702,916	(9,702,916	)(h)	—		—		—
Senior convertible note	—	—	—		—		12,874,000	(l)	12,874,000
Subordinated promissory note – related party	—	—	—		—		3,316,662	(m)	3,316,662
Operating lease liabilities, current	167,842	197,116	(197,116	)(h)	—		—		167,842
Total current liabilities	12,506,397	10,676,748	(2,050,148)		—		16,190,662		37,323,659
Long-term liabilities:
Long-term debt, net of current portion and deferred financing costs	—	10,942,143	(10,942,143	)(h)	—		—		—
Asset retirement obligations	—	1,380,706	(1,380,706	)(h)	—		—		1,276,795
			1,276,795	(a)
Operating lease liabilities, long-term	175,509	33,794	(33,794	)(h)	—		—		175,509
Warrant liabilities – related party	—	—	—		—		1,583,338	(m)	1,583,338
Total long-term liabilities	175,509	12,356,643	(11,079,848)		—		1,583,338		3,035,642
Total liabilities	$12,681,906	$23,033,391	$(13,129,996)		$—		$17,774,000		$40,359,301

Commitments and contingencies

Members’ capital	$—	$76,575,590	$(76,575,590	)(h)	$—		$—		$—

Stockholders’ equity:
Preferred stock; 50,000,000 shares authorized:
Series D convertible preferred stock; $0.01 par value; 16,507 shares issued and outstanding (actual) and 14,467 shares issued and outstanding (as adjusted)	165	—	—		(20	)(i)	—		145
Series E convertible preferred stock; $0.01 par value; 20,000 shares issued and outstanding (actual) and zero shares issued and outstanding (as adjusted)	200	—	—		(200	)(i)	—		—
Common stock; $0.01 par value; 500,000,000 shares authorized and 12,564,861 shares issued and outstanding (actual) and 22,891,901shares issued and outstanding (as adjusted)	125,649	—	—		84,000	(i)	18,025	(k)	228,674
							1,000	(l)
Additional paid-in capital	131,829,643	—	—		23,916,220	(i)	12,156,742	(k)	168,777,605
							875,000	(l)
Accumulated deficit	(96,404,620)	—	—		—		—		(96,404,620)
Total stockholders’ equity	35,551,037	—	—		24,000,000		13,050,767		72,601,804
Total liabilities, members’ capital and stockholders’ equity	$48,232,943	$99,608,981	$(89,705,586)		$24,000,000		$30,824,767		$112,961,105

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2024

	Prairie Operating Co. (Historical)	Nickel Road (Historical)	Nickel Road Transaction Accounting Adjustments		Subsequent Events Adjustments		Financing		Combined Pro Forma
			(See Note 6)		(See Notes 4 and 6)		(See Notes 6 and 7)
Revenue:
Oil and gas sales	$—	$21,665,888	$—		$—		$—		$21,665,888
Total revenues	—	21,665,888	—		—		—		21,665,888

Operating costs and expenses:
Depreciation, depletion and amortization	—	7,093,021	(5,434,113	)(f)	—		—		1,658,908
Production taxes	—	1,663,238	—		—		—		1,663,238
Lease operating expense	—	2,936,033	—		—		—		2,936,033
General and administrative expenses	16,114,973	2,203,368	—		—		—		18,318,341
Exploration expenses	498,465	—	—		—		—		498,465
Total operating costs and expenses	16,613,438	13,895,660	(5,434,113)		—		—		25,074,985
(Loss) income from operations	(16,613,438)	7,770,228	5,434,113		—		—		(3,409,097)

Other income (expense):
Interest income	107,240	—	—		—		—		107,240
Interest expense	—	(903,475)	903,475	(h)	—		—		—
Loss on adjustment to fair value – Warrant Liabilities	—	—	—		—		(339,328	)(p)	(339,328)
Realized gain on derivative instruments	—	223,485	(223,485	)(h)	—		—		—
Unrealized loss on derivative instruments	—	(270,925)	270,925	(h)	—		—		—
Other expenses	—	(466,262)	466,262	(h)	—		—		—
Total other income (expense)	107,240	(1,417,177)	1,417,177		—		(339,328)		(232,088)

(Loss) income from operations before provision for income taxes	(16,506,198)	6,353,051	6,851,290		—		(339,328)		(3,641,184)
Provision for income taxes	—	—	—		—		—		—
Net (loss) income from continuing operations	$(16,506,198)	$6,353,051	$6,851,290		$—		$(339,328)		$(3,641,184)

Earnings (loss) per common share:
Loss per share, basic and diluted	$(1.50)	$—	$—		$—		$—		$(0.17)
Weighted average common shares outstanding, basic and diluted	11,002,778	—	—		8,400,000	(i)	1,902,451	(r)	21,305,229

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2023

	Prairie Operating Co. (Historical)	Creek Road Miners, Inc. (As Adjusted)	Nickel Road (Historical)	Creek Road Miners, Inc. Acquisition Adjustments		Nickel Road Transaction Accounting Adjustments		Cryptocurrency Asset Sale Adjustments		Subsequent Events Adjustments		Financing		Combined Pro Forma
		(See Note 2)		(See Note 6)		(See Note 6)		(See Notes 3 and 6)		(See Notes 4 and 6)		(See Notes 6 and 7)
Revenue:
Cryptocurrency mining	$1,545,792	$73,584	$—	$—		$—		$(1,619,376	)(b)	$—		$—		$—
Oil and gas sales	—	—	48,169,114	—		(899,352	)(g)	—		—		—		47,269,762
Total revenues	1,545,792	73,584	48,169,114	—		(899,352)		(1,619,376)				—		47,269,762

Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	548,617	80,140	—	—		—		(628,757	)(b)			—		—
Depreciation, depletion and amortization	983,788	116,724	16,115,889	141,885	(c)	(12,750,623	)(f)	(1,242,397	)(b)	—		—		3,365,266
Production taxes	—	—	4,408,520	—		(438,939	)(g)	—		—		—		3,969,582
Lease operating expenses	—	—	4,616,425	—		—		—		—		—		4,616,425
General and administrative expenses	16,269,045	1,119,277	4,068,463	170,120	(d)	—		—		—		—		21,626,905
Stock based compensation	—	170,120	—	(170,120	)(d)	—		—				—		—
Impairment of cryptocurrency mining equipment	17,072,015	—	—	—		—		(17,072,015	)(b)			—		—
Impairment of oil and natural gas properties	—	—	5,077,697	—		—		—				—		5,077,697
Exploration expenses	263,757	—	—	—		—		—				—		263,757
Total operating costs and expenses	35,137,222	1,486,261	34,286,994	141,885		(13,189,561)		(18,943,169)		—		—		38,919,632
(Loss) income from operations	(33,591,430)	(1,412,677)	13,882,120	(141,885)		12,290,209		17,323,793		—		—		8,350,130

Other (expenses) income:
Interest income	248,073	—	15,267	—		—		—		—		—		263,340
Interest expense	(121,834)	(214,344)	(2,025,960)	120,076	(e)	2,025,960	(h)	—		—		(3,326,000	)(n)	(10,225,440)
Gain on sale of oil and gas properties	—	—	5,925,755	—		(5,925,755	)(h)	—				(6,683,338	)(o)	—
Realized loss on derivative instruments	—	—	(1,021,596)	—		1,021,596	(h)	—		—		—		—
Unrealized gain on derivative instruments	—	—	2,998,792	—		(2,998,792	)(h)	—		—		—		—
Other income	—	—	4,227	—		(4,227	)(h)	—				—		—
Loss on adjustment to fair value - Warrant Liabilities	(39,797,994)	—	—	—		—		—				(1,539,959	)(p)	(41,337,953)
Loss on adjustment to fair value - AR Debentures	(3,790,428)	—	—	—		—		—				—		(3,790,428)
Loss on adjustment to fair value - Obligation Shares	(1,477,103)	—	—	—		—		—				—		(1,477,103)
Liquidated damages	(548,144)	—	—	—		—		—				—		(548,144)
Total other (expenses) income	(45,487,430)	(214,344)	5,896,485	120,076		(5,881,218)		—		—		(11,549,297)		(57,115,728)

(Loss) income from operations before provision for income taxes	(79,078,860)	(1,627,021)	19,778,605	(21,809)		6,408,991		17,323,793		—		(11,549,297)		(48,765,598)
Provision for income taxes	—	—	(18,000)	—		18,000	(h)	—		—		—		—
(Loss) income from continuing operations	$(79,078,860)	$(1,627,021)	$19,760,605	$(21,809)		$6,426,991		$17,323,793		$—		$(11,549,297)		$(48,765,598)

Earnings (loss) per common share:
Loss per share, basic and diluted	$(16.51)	$(4.02)	$—	$—		$—		$—		$—		$—		$(2.84)
Weighted average common shares outstanding, basic and diluted	4,788,412	428,611 (q)	—	1,646,741	(q)	—		—		8,400,000	(i)	1,902,451	(r)	17,166,216

Note 1 - Basis of Pro Forma Presentation

The NRO Acquisition will be accounted for as an asset acquisition in accordance with ASC 805. The estimated fair value of the consideration to be paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on the Company’s books as of the Acquisition Closing Date. Additionally, costs directly related to the NRO Acquisition are capitalized as a component of the Amended Purchase Price.

The Crypto Sale requires presentation as discontinued operations upon the issuance of future financial statements in accordance with GAAP. Pursuant to the requirements of Article 3 of Regulation S-X, the Crypto Sale is considered a significant disposition and requires pro forma presentation in accordance with Article 11 of Regulation S-X.

The Merger was accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Merger Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the historical balance sheet of the Company and the historical consolidated balance sheet of NRO as of June 30, 2024 on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the Transactions and the Subsequent Events, described in Note 4 – Subsequent Events below, had been consummated on June 30, 2024.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 combine the historical statements of operations of the Company, the historical statements of operations of Creek Road Miners, Inc., and the historical consolidated statements of operations of NRO, as applicable, on a pro forma basis as if the Transactions and Subsequent Events, described in Note 4 – Subsequent Events below, had been consummated on January 1, 2023.

The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Common Stock outstanding, assuming the Transactions and Subsequent Events, described in Note 4 – Subsequent Events below, occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, (i) the audited historical financial statements of the Company as of and for the year ended December 31, 2023 and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on March 20, 2024, (ii) the unaudited historical financial statements of the Company as of and for the six months ended June 30, 2024 and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2024, filed with the SEC on August 9, 2024, (iii) NRO’s audited consolidated financial statements for the year ended December 31, 2023, included in the Company’s Amendment to its Current Report on Form 8-K/A, filed with the SEC on March 19, 2024; (iv) NRO’s unaudited consolidated financial statements for the six months ended June 30, 2024, included in the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024; and (v) the exhibit entitled “Information About NRO.” included in the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transactions or Subsequent Events, described in Note 4 – Subsequent Events below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information do not project the Company’s future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on the Company’s results of operations and are subject to change as additional information becomes available and analyses are performed.

Note 2 - Creek Road Miners, Inc. As Adjusted Historical Financial Statement Information

The historical financial statements of Creek Road Miners, Inc. (“Creek Road”) included in the Company’s Quarterly Report on Form 10-Q/A filed with the SEC on June 16, 2023 include the historical statement of operations of Creek Road for the three months ended March 31, 2023. Given the Merger was not completed until May 3, 2023, for pro forma purposes herein in order to determine the Creek Road, As Adjusted amounts, Creek Road’s results of operations for the three months ended March 31, 2023, have been added to Creek Road’s results of operations for the period from April 1, 2023, through May 2, 2023, as reflected in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023.

	Creek Road
	For the Three Months Ended March 31, 2023	For the Period from April 1, 2023 through May 2, 2023	As Adjusted
Revenue:
Cryptocurrency mining	$—	$73,584	$73,584
Total revenues	—	73,584	73,584
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	6,305	73,835	80,140
Depreciation, depletion and amortization	64,576	52,148	116,724
General and administrative	576,289	542,988	1,119,277
Stock based compensation	170,120	—	170,120
Total operating expenses	817,290	668,971	1,486,261
(Loss) income from operations	(817,290)	(595,387)	(1,412,677)
Other expenses:
Interest expense	(154,076)	(60,268)	(214,344)
Total other expenses	(154,076)	(60,268)	(214,344)
(Loss) income from operations before provision for income taxes	(971,366)	(655,655)	(1,627,021)
Provision for income taxes	—	—	—
(Loss) income from continuing operations	$(971,366)	$(655,655)	$(1,627,021)
Earnings (loss) per common share:
Loss per share, basic and diluted	$(2.49)	$(1.53)	$(4.02)
Weighted average common shares outstanding, basic and diluted	428,611	428,611	428,611

Note 3 - Cryptocurrency Asset Sale

On January 23, 2024, the Company completed the sale of all of the Mining Equipment for consideration consisting of (i) $1.0 million in cash and (ii) $1.0 million (plus accrued interest) in deferred cash payments to be made out of a portion of the future net revenues associated with the Mining Equipment. This sale requires presentation within discontinued operations upon the issuance of financial statements and, as such, requires an adjustment in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023.

Note 4 - Subsequent Events

NRO Asset Purchase Agreement Amendment

On August 15, 2024, the Company and NRO entered into the Amended NRO Agreement. As a result, the purchase price was amended to $84.5 million cash, subject to certain closing price adjustments and other customary closing conditions, and the deferred cash payments were removed. Additionally on August 15, 2024, $6.0 million of the Deposit was released to NRO and $3.0 million was returned to the Company.

Warrant Exercises and Preferred Stock Conversion

On August 15, 2024, the Company received $24.0 million from the exercise of all of its outstanding Series E Preferred Stock B warrants, resulting in the issuance of 4,000,000 shares of its Common Stock. In addition, and in connection with this warrant exercise, 20,000 shares of Series E Preferred Stock were converted into 4,000,000 shares of Common Stock and 2,000 shares of Series D Preferred Stock were converted into 400,000 shares of Common Stock.

Financing Activity

As part of the Transactions described herein, and as discussed in Note 7 - Financing, the Company also completed several financing transactions to fund the NRO Acquisition.

Note 5 - Preliminary Purchase Price

The preliminary allocation of the total Amended Purchase Price in the NRO Acquisition, on a relative fair value basis, is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the Acquisition Closing Date using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on our financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the Acquisition Closing Date, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, assets acquired and liabilities assumed by the Company are expected to be initially recorded as follows:

Consideration:
Cash consideration (1)	$49,616,448
Deposit on oil and gas properties (2)	6,000,000
Direct transaction costs (3)	209,013
Total consideration	$55,825,461
Assets acquired:
Oil and gas properties	$64,819,114
Accrued oil and gas sales	909,742
$65,728,856
Liabilities assumed:
Accounts payable and accrued expenses (4)	$8,626,600
Asset retirement obligation, long-term	1,276,795
$9,903,395

(1)	Includes preliminary customary purchase price adjustments.
(2)	Represents the Deposit paid by the Company to NRO.
(3)	Represents estimated transaction costs associated with the NRO Acquisition which have been capitalized in accordance with ASC 805-50.
(4)	Represents the amounts associated with the assets acquired in the NRO Acquisition unpaid at the closing date and primarily relates to ad valorem tax liabilities of $6.7 million and suspended revenues of $1.1 million.

The consideration is allocated to the assets acquired and liabilities assumed on a relative fair value basis. The fair value measurements of assets acquired and liabilities assumed, on a relative fair value basis, are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 6 - Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 and in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and the year ended December 31, 2023 are as follows:

(a)	Reflects the adjustment to record the assets acquired and liabilities assumed, on a relative fair value basis, in the NRO Acquisition along with transfer of consideration (see Note 5 – Preliminary Purchase Price).

(b)	Reflects the adjustment to record the Crypto Sale (see Note 3 – Cryptocurrency Asset Sale).

(c)	Reflects the adjustment to depreciation expense required to reflect a decrease in the estimated useful life of acquired cryptocurrency mining assets of approximately one year (see Note 2 – Creek Road Miners, Inc. As Adjusted Historical Financial Statement Information).

(d)	Reflects the reclassification of stock based compensation to conform to the Company’s financial statement presentation (see Note 2 – Creek Road Miners, Inc. As Adjusted Historical Financial Statement Information).

(e)	Reflects the adjustment to interest expense from the conversion of notes payable and the Original Debentures.

(f)	Reflects the adjustment for depreciation, depletion and amortization expense associated with the assets acquired in the NRO Acquisition reflecting a decrease in depreciable asset base after the purchase price allocation along with a decrease in the units of production depletion rate primarily due to the depletion of the $64.8 million acquisition costs over total proved reserves.

(g)	Reflects the adjustment required to remove the impact of assets not acquired using the information provided by NRO.

(h)	Reflects the adjustment to remove the financial statement effect of amounts related to assets that were not acquired and liabilities that were not assumed in the NRO Acquisition.

(i)	Reflects the exercise of the Series E Preferred Stock B warrants and the conversion of the Series E Preferred Stock (see Note 4 – Subsequent Events).

(j)	Reflects the release of a portion of the Deposit to the Company in conjunction with the Amended NRO Agreement (see Note 4 – Subsequent Events).

(k)	Reflects the net proceeds of Private Placement after deducting fees and expenses (see Note 7 - Financing).

(l)	Reflects the net proceeds from the Senior Convertible Note issuance after deducting issuance discount of 5% and expenses (see Note 7 - Financing).

(m)	Reflects the net proceeds of the Subordinated Note and Warrant issuance after deducting expenses (see Note 7 - Financing). The Warrants meet the definition of a liability under ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”), because they embody an obligation to transfer cash equal to the Black Scholes Value upon the occurrence of certain fundamental transactions. As such, the Company has presented the Warrants at their fair value as of the issuance date, September 30, 2024, and will record a market-to-market adjustment at each reporting period going forward.

The following table presents the assumptions used in the Black-Scholes valuation model to determine the fair value of the Warrants on the corresponding dates:

	September 30, 2024	June 30, 2024	December 31, 2023	December 31, 2022
Expected term (in years)	5	5	5	5
Risk-free interest rate	3.55%	4.33%	3.84%	3.99%
Expected volatility	75%	75%	75%	75%
Expected dividend rate	0%	0%	0%	0%
Stock price	$8.76	$10.85	$9.51	$2.25
Exercise price	$8.89	$8.89	$8.89	$8.89

(n)	Reflects the adjustment to recognize interest expense and amortization of the issuance discount and expenses on the Senior Convertible Note for the year ended December 31, 2023 as if the issuances had occurred on January 1, 2023 (see Note 7 - Financing).

(o)	Reflects the adjustment to recognize interest cost ($0.5 million), amortization of the issuance discount and expenses ($1.7 million) and the minimum return premium ($4.5 million) on the Subordinated Note for the year ended December 31, 2023 as if the issuance had occurred on January 1, 2023 (see Note 7 - Financing).

(p)	Reflects the adjustment to recognize the change in fair value of the Warrant liabilities issued with the Subordinated Note pursuant to ASC 480 as if the issuance had occurred on January 1, 2023 (see Note 7 – Financing).

(q)	The Combined Pro Forma weighted average shares outstanding include the historical shares of Creek Road Miners, Inc. and Creek Road Miners, Inc. acquisition adjustment pursuant to the requirements of accounting for the Merger as a reverse asset acquisition and as required to properly reflect the Merger as consummated on January 1, 2023.

(r)	Reflects the Common Stock shares issued upon the NRO Acquisition in the Private Placement and commitment fee, described below, under the Senior Convertible issuance. Diluted shares exclude 1,802,451 shares associated with the Senior Convertible Note and 285,033 shares associated with the Warrants issued with the Subordinated Note due to anti-dilution effect (see Note 7 - Financing).

Note 7 – Financing

Common Stock Issuance

On September 30, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) to sell 1,827,040 shares of Common Stock (“Acquired Shares”) to an investor for $8.21 per share.

Standby Equity Purchase Agreement

On September 30, 2024, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD. (the “Investor”), a Cayman Islands exempt limited company, whereby, subject to certain conditions, the Company has the right, not the obligation, to sell to the Investor shares of Common Stock, for a value of up to $40.0 million of Common Stock, at the Company’s request (an “Advance Notice”), during the commitment period commencing on September 30, 2024 (the “SEPA Effective Date”) and terminating on September 30, 2026. The Company paid the Investor a structuring fee of $25,000 and a commitment fee of 100,000 shares of Common Stock (the “Commitment Fee”).

Additionally, on September 30, 2024, the Investor advanced an initial $15.0 million (the “Pre-Paid Advance”) to the Company and the Company issued the Senior Convertible Note, with an interest rate of 8.00% and a maturity date of September 30, 2025. The Company’s obligations with respect to the Pre-Paid Advance and under the Senior Convertible Note are guaranteed by Prairie LLC and Prairie Operating Holding Co., LLC.

Subordinated Promissory Note and Warrant Issuance

On September 30, 2024 (the “Subordinated Note Effective Date”), the Company entered into the Subordinated Note with First Idea Ventures LLC and The Hideaway Entertainment LLC (together, the “Noteholders”), in a principal amount of $5,000,000, with a maturity of September 30, 2025. The Subordinated Note has an interest rate of 10.00% and the Noteholders are entitled to a minimum return on capital of up to 2.0x upon the repayment, prepayment or acceleration of the obligations, or the occurrence of certain other triggering events under the Subordinated Note. The Subordinated Note is guaranteed by Prairie LLC pursuant to a global guaranty agreement entered into between by Prairie LLC in favor of the Noteholders on the Subordinated Note Effective Date. The Subordinated Note is subordinated to the prior payment in full in cash to the Senior Convertible Note and any future senior secured revolving credit facility of the Company entered into after the Subordinated Note Effective Date.

Pursuant to the terms of the Subordinated Note, the Company issued to each Noteholder the Warrants to purchase up to 1,141,552 shares of Common Stock, vesting in tranches based on the date of repayment of the Subordinated Note. Upon vesting, the Warrants will be exercisable at any time until September 30, 2029, at an exercise price of $8.89, subject to adjustments as provided under the terms of the Warrants.

Total Financing

The Company generated gross proceeds of $15.0 million from the Private Placement, $15.0 million (before the issuance discount of 5.00%, expenses, and the commitment fee) from the issuance of the Senior Convertible Note, and $5.0 million from the issuance of the Subordinated Note and Warrants. The Company used proceeds from the Private Placement and issuance of the Senior Convertible Note, along with cash on hand, to fund the remaining consideration in the NRO Acquisition. The proceeds of the Subordinated Note and Warrants will be used for operating expenses.